Exhibit 10.1

THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT

This Third Amendment to Asset Purchase Agreement (this “Amendment”) is dated June 23, 2008 and is between Crdentia Corp., a Delaware corporation (“Parent”), CRDE Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“CRDE”), and MP Health Corp., a Delaware corporation and a wholly-owned subsidiary of CRDE (“Acquisition Co.”), Medical People Healthcare Services, Inc., an Alabama corporation (the “Company”), and Tommye Faust and Amy Disney (together, the “Shareholders”).

The parties all are signatories to that certain Asset Purchase Agreement dated October 22, 2007 between all the undersigned parties as amended (the “Original Agreement”) and desire to enter into this Third Amendment.

The parties therefore agree as follows:

Subsections 2.3(b)(i) and (ii) of the Original Agreement are hereby modified in their entirety as follows:

(b)           1. Additional Consideration.  In addition to the Closing Consideration but subject to the condition stated in subsection (iii) below, Parent shall pay as additional Purchase Price, if earned, an amount calculated in accordance with the following formula (the “Additional Consideration”), based on the Adjusted 2007 EBITDA Amount.  The Additional Consideration, if any, will be paid on or before June 30, 2008.

(i)            If the Adjusted 2007 EBITDA Amount is greater than $333,000 but less than $500,000, Parent shall pay as Additional Consideration an amount calculated as 3.75 multiplied by the Adjusted 2007 EBITDA Amount in excess of $333,000 but less than $500,000.  Parent shall pay such amount with a new promissory note (herein so called) which will replace and supercede that Note described in Section 2.3 (a)(ii), and the terms of the New Note will reflect the amount payable thereunder to be an amount equal to the remaining principal amount of the Note Consideration plus the amount calculated in accordance with the terms of this Section 2.3(b)(i) plus the amount calculated in accordance with Section 2.3(b)(ii).  If the Adjusted 2007 EBITDA Amount is $333,000 or less, the amount of Additional Consideration will be zero.

(ii)           If the Adjusted 2007 EBITDA Amount is greater than $500,000, then in addition to all other Purchase Price calculated in accordance with this Section 2.3, Parent shall pay to the Company, to be included in the original principal amount of the New Note, an amount equal to 50% of the Adjusted 2007 EBITDA Amount in excess of $500,000.  The parties agree that the original principal amount of the New Note is $1,200,000.  A copy of the New Note is attached hereto as Exhibit “A”

2.                                       All other provisions of the Original Agreement remain in full force and effect as written.

EXECUTED to be effective as of the date written in the first paragraph of this Amendment.

CRDENTIA CORP.,
a Delaware corporation

By:	/S/ John Kaiser
John Kaiser, President

CRDE CORP.,
a Delaware corporation

By:	/S/ John Kaiser
John Kaiser, President

MP HEALTH CORP.,
a Delaware corporation

By:	/S/ John Kaiser
John Kaiser, President

MEDICAL PEOPLE HEALTHCARE SERVICES,
INC., an Alabama corporation

By:	/S/ Tommye Faust
Tommye Faust, President

By:	/S/ Tommye Faust
Tommye Faust, Individually

By:	/S/ Amy Disney
Amy Disney, Individually

EXHIBIT A